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Exhibit 10.1

FOURTH SUPPLEMENTAL INDENTURE

        SUPPLEMENTAL INDENTURE (this "Fourth Supplemental Indenture"), dated as of April 1, 2010, among ARES CAPITAL CORPORATION, a corporation duly organized under the laws of the State of Maryland ("Ares Capital"), having its principal office at 280 Park Avenue, 22nd Floor, Building East, New York, New York 10017, ALLIED CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland ("Allied Capital"), having its principal office at 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006, and The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee"). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

        WHEREAS, Allied Capital and the Trustee executed and delivered an Indenture, dated as of June 16, 2006 (the "Base Indenture," and as supplemented by the First, Second and Third Supplemental Indentures and this Fourth Supplemental Indenture, the "Indenture"), to provide for the issuance by Allied Capital from time to time of Allied Capital's unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture.

        WHEREAS, there is outstanding under the terms of the Indenture the following series of Notes: (1) 6.625% Notes due 2011; (2) 6.000% Notes due 2012; and (3) 6.875% Notes due 2047;

        WHEREAS, on October 26, 2009, Allied Capital, Ares Capital and ARCC Odyssey Corp., a Maryland corporation and a wholly owned direct subsidiary of Ares Capital ("Merger Sub"), entered into an agreement and plan of merger (the "Agreement") pursuant to which (i) Merger Sub shall, on the terms and subject to the conditions set forth in the Agreement, merge with and into Allied Capital (the "First Merger"), with Allied Capital as the surviving company in the First Merger, and (ii) immediately after the First Merger, the surviving company shall merge with and into Ares Capital (the "Second Merger," and together with the First Merger, the "Mergers"), with Ares Capital as the surviving company in the Second Merger;

        WHEREAS, the Mergers are expected to be consummated on the date hereof;

        WHEREAS, Section 801 of the Base Indenture provides that in the case of a merger of Allied Capital into another Person, the successor corporation shall succeed to, and be substituted for, and may exercise every right and power of Allied Capital under the Indenture and shall expressly assume by supplemental indenture the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of Allied Capital to be performed or observed;

        WHEREAS, Section 901(1) of the Base Indenture provides that without the consent of any Holders of the Securities of any series issued under the Indenture, Allied Capital, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to evidence the succession of another Person to Allied Capital and the assumption by any such successor of the obligations and covenants of Allied Capital under the Securities and the Indenture;

        WHEREAS, this Fourth Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Ares Capital and Allied Capital; and

        WHEREAS, all things and acts necessary to make this Fourth Supplemental Indenture the legal valid and binding obligation of Ares Capital and Allied Capital have been done.

        NOW, THEREFORE, in consideration of the premises, Ares Capital, Allied Capital and the Trustee mutually agree as follows for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I
ASSUMPTION BY SUCCESSOR CORPORATION

  SECTION 1.1 Assumption of the Securities.

        (a)   Ares Capital hereby represents and warrants that

            (i)  it is a corporation organized and existing under the laws of the State of Maryland and the surviving corporation in the Second Merger; and

           (ii)  the execution, delivery and performance of this Fourth Supplemental Indenture has been duly authorized by the board of directors of Ares Capital.

        (b)   Ares Capital hereby expressly assumes the due and punctual payment of the principal of and premium and interest on all of the Securities of all series in accordance with the terms of each series, according to their tenor and the due and punctual performance or observance of every covenant of the Indenture, whether to the holders or the Trustee, with respect to each series or established with respect to such series on the part of Allied Capital to be performed or observed.

        SECTION 1.2 The Company.    Effective upon the consummation of the Second Merger on the date hereof, the name of the Company, as the successor corporation under the Indenture, shall be "Ares Capital Corporation."

        SECTION 1.4 Trustee's Acceptance.    The Trustee hereby accepts this Fourth Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II
MISCELLANEOUS

        SECTION 2.1 Effect of Supplemental Indenture.    Effective upon the consummation of the Second Merger, the Indenture shall be supplemented in accordance herewith, and this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

        SECTION 2.2 Indenture Remains in Full Force and Effect.    Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

        SECTION 2.3 Indenture and Supplemental Indentures Construed Together.    This Fourth Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Fourth Supplemental Indenture shall henceforth be read and construed together.

        SECTION 2.4 Confirmation and Preservation of Indenture.    The Indenture as supplemented by this Fourth Supplemental Indenture is in all respects confirmed and preserved.

        SECTION 2.5 Conflict with Trust Indenture Act.    If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the "TIA") that is required under the TIA to be a part of and govern any provision of this Fourth Supplemental Indenture, the provision of the TIA shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Fourth Supplemental Indenture, as the case may be.

        SECTION 2.6 Severability.    In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 2.7 Terms Defined in the Indenture.    All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

        SECTION 2.8 Addresses for Notice, etc., to Ares Capital and Trustee.    Any notice or demand which by any provisions of this Fourth Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on Ares Capital may be given or served by postage prepaid first class mail addressed (until another address is filed by Ares Capital with the Trustee) as follows:

  Ares Capital Corporation
  c/o Ares Management LLC
  2000 Avenue of the Stars, 12th Floor
  Los Angeles, CA 90067
  (310) 201-4200
  Attention: Michael D. Weiner

  With a copy to:
  Proskauer Rose LLP
  2049 Century Park East, 32nd Floor
  Los Angeles, CA 90067-3206
  (310) 557-2900
  Attention: Monica J. Shilling

        Any notice, direction, request or demand by any holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, which shall be as follows:

  The Bank of New York
  101 Barclay Street, Floor 8 West
  New York, New York 10286
  Attention: Corporate Trust Administration

        SECTION 2.8 Headings.    The Article and Section headings of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Fourth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

        SECTION 2.9 Benefits of Fourth Supplemental Indenture, etc.    Nothing in this Fourth Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Securities.

        SECTION 2.10 Certain Duties and Responsibilities of the Trustee.    In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

        SECTION 2.11 Counterparts.    The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 2.12 Governing Law.    This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        SECTION 2.13 Effective Date.    The provisions of this Fourth Supplemental Indenture shall become effective as of the date hereof.

        SECTION 2.14 Responsibility for Recitals.    The recitals contained herein shall be taken as the statements of Allied Capital and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Fourth Supplemental Indenture and perform its obligations hereunder.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

ARES CAPITAL CORPORATION
By:	/s/ RICHARD S. DAVIS Name: Richard S. Davis Title: Chief Financial Officer
ALLIED CAPITAL CORPORATION
By:	/s/ PENNI F. ROLL Name: Penni F. Roll Title: Chief Financial Officer
THE BANK OF NEW YORK MELLON
By:	/s/ CHERYL L. CLARKE Name: Cheryl L. Clarke Title: Vice President

Signature Page—Fourth Supplemental Indenture

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  Exhibit 10.1
RECITALS OF THE COMPANY